UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 25, 2022

SINO GREEN LAND CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-53208	54-0484915
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 3 & 5, Jalan Hi Tech 7/7,

Kawasan Perindustrian Hi Tech 7,

43500 Semenyih, Selangor, Malaysia

(Address of principal executive offices (zip code))

+ 603 8727 8732

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	SGLA	OTC Markets – Pink Sheets

Explanatory Note: This report on Form 8-K/A amends the report filed on December 21, 2021 to update Exhibit 99.1 - Board resolution on the resignation of Xiong Luo as CEO and director of the Company

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CEO Resignation

On Dec 2, 2021, Xiong Luo, the Chief Executive Officer (“CEO”) and director of Sino Green Land Corp. (the “Company”), notified the Board of Directors of his resignation as CEO and director. The effective date of the resignation will start from Dec 31, 2021. Xiong Luo’s resignation was not because of any disagreement with the Company on any matter related to the Company’s operations, policies or practices.

The current President and Director, Wo Kuk Ching, will be acting CEO until the next suitable candidate is identified.

Item 9.01 Financial Statements and Exhibits.

Number	Description
99.1	Board resolution on the resignation of Xiong Luo as CEO and director of the Company
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINO GREEN LAND CORP.

Date: Apr 26, 2022	By:	/s/ Wo Kuk Ching
Wo Kuk Ching
President and Director